Exhibit 10.1

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (this “Agreement”) made as of September 19, 2017 among the parties on the signature pages hereof.

WHEREAS, Committed Capital Acquisition Corporation II, a Delaware corporation (the “Company”), which consummated its initial public offering on April 16, 2014 pursuant to a registration statement on Form S-1, No. 333-192586 (the “Offering”), is a blank check company whose purpose is to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable stock transaction or other similar business transaction (a “Business Transaction”), one or more operating businesses or assets;

WHEREAS, the gross proceeds of the Offering were deposited in a trust account (the “trust account”) at J.P. Morgan Chase Bank, N.A. and managed by Continental Stock Transfer & Trust Company (the “trustee”), as described in the registration statement and prospectus from the Offering;

WHEREAS, on April 10, 2017, the Company held a special meeting of its stockholders at which the stockholders approved proposals to:

●	amend and restate the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) to:

○	extend the date before which the Company must complete a Business Transaction to April 10, 2019 (the “Extended Termination Date”), and provide that the date for cessation of operations of the Company if the Company has not completed a Business Transaction would similarly be extended; and

○	allow holders of the Company’s public shares (i.e. all shares of common stock outstanding as of the date hereof other than founders shares, as defined below) to redeem their public shares in connection with (i) the Extension Amendment and (ii) cause the Company to offer a second redemption opportunity on substantially the same terms provided for with regard to the proposal for the Extended Termination Date, on the earlier of July 10, 2017 and the consummation of a Business Transaction (the “Second Redemption”), for a pro rata portion of the funds available in the trust account established in connection with the Company’s initial public offering, and authorize the Company and the trustee to disburse such redemption payments; and

●	amend and restate the Company’s amended and restated investment management trust agreement, dated April 10, 2016 by and between the Company and the trustee to:

○	permit distributions from the trust account to pay public stockholders properly demanding redemption in connection with the (i) Extension Amendment, and (ii) the Second Redemption; and to extend the date on which to commence liquidating the trust account in the event the Company has not consummated a Business Transaction from April 10, 2017 to the Extended Termination Date.

WHEREAS, the Company and Broadband Capital Management LLC (“BCM”) entered into an Expense Advancement Agreement (the “Expense Agreement”) on April 11, 2014, pursuant to which BCM agreed to advance certain funds to the Company in the form of loans, which funds would not be repaid unless and until a Business Transaction were consummated;

WHEREAS, BCM was dissolved in 2016, and Michael Rapoport (“Rapp”) and Philip Wagenheim, as former members thereof, became bound under the terms of the Expense Agreement;

WHEREAS, the Company, and Messrs. Rapp and Wagenheim (the “Expense Note Sellers”), desire to terminate the Expense Agreement and to reduce all amounts advanced thereunder ($796,686.00, or the “Advanced Amount”) by BCM or the Expense Note Sellers into a single instrument (the “Expense Note”, a form of which is attached hereto as Exhibit A); and

WHEREAS, Notespac, LLC (the “Buyer”) intends to purchase the Expense Note from the Expense Note Sellers for an aggregate sum of $1,000.00 (the “Aggregate Expense Note Purchase Price”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.       Termination of Expense Agreement and Conversion of the Advanced Amount into the Expense Note. Pursuant to the authority granted under Section 2 of the Expense Agreement, the Company and the Expense Note Sellers hereby agree to terminate the Expense Agreement and to convert the Advanced Amount into the Expense Note, a form of which is attached hereto as Exhibit A.

2.       Purchase of Expense Note. Subject to the terms and conditions set forth herein, at the Closing (as defined below) the Buyer hereby agrees to purchase from the Expense Note Sellers, and the Expense Note Sellers hereby agree to sell, transfer and assign to the Buyer, free and clear of any lien, charge, pledge or encumbrance, the Expense Note for the aggregate consideration being equal to the Aggregate Expense Note Purchase Price.

3.       Closing. The closing of the purchase of the Expense Note from the Expense Note Sellers (the “Closing”) will occur at a time that is mutually agreeable to the parties on the signature pages hereof, which Closing shall not occur prior to the first business day following the later of the filing by the Company of (i) all of its Federal, state and local tax returns for the calendar year 2016 (with the exception of any franchise tax due) and (ii) its Annual Report on Form 10-K for the year ending December 31, 2016 (the “Closing Date”). It shall be a condition to the obligations of the Buyer on the one hand and each of the Expense Note Sellers on the other hand, that the other parties’ representations and warranties are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

3.1       At the Closing, the Expense Note Sellers shall deliver and assign or cause to be delivered and assigned to the Buyer the Expense Note, such that the Buyer shall be entitled to receive the Advanced Amount subject to the terms thereof.

3.2       At the Closing, Buyer shall deliver or cause to be delivered to the Expense Note Sellers payment by wire transfer or immediately available funds the Aggregate Expense Note Purchase Price in accordance with Section 2 of this Agreement.

4.	Representations and Warranties of the Expense Note Sellers.

4.1           Each Expense Note Seller hereby represents and warrants, severally and not jointly, to the Buyer on the date hereof and on the Closing Date that:

(a)       Sophisticated Seller. Each Expense Note Seller is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of the Expense Note to the Buyer.

(b)       Independent Investigation. Each Expense Note Seller, in making its decision to sell the Expense Note to the Buyer, has not relied upon any oral or written representations or assurances from the Company, the Buyer, or any of their officers, directors or employees or any other representatives or agents of Buyer or the Company, except as expressly set forth herein. Each Expense Note Seller has had access to and reviewed all of the filings made by the Company with the Securities and Exchange Commission (the “SEC”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”), in each case to the extent available publicly accessible via the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(c)       Authority. This Agreement has been validly authorized, executed and delivered by each Expense Note Seller and, assuming the due authorization, execution and delivery thereof by the Buyer and the Company, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each Expense Note Seller will not result in any violation of (i) the Company’s charter or bylaws or any agreement, contract or instrument to which the Sellers are a party which would prevent the Sellers from performing their obligations hereunder or (ii) any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Sellers are subject, or constitute, with or without the passage of time and giving of notice, an event that results in the creation of any lien, charge or encumbrance upon the Expense Note

(d)       Ownership. Each Expense Note Seller will be, as of the date of the Closing, the legal and beneficial owner of his respective interest in the Expense Note. At the Closing, each Expense Note Seller will transfer or assign to the Buyer good and marketable title to the Expense Note, free and clear of all liens, charges, claims and encumbrances. Other than this Agreement, the Expense Note Sellers are not party to any agreements to sell, assign or otherwise transfer the Expense Note.

(e)       No Legal Advice from Buyer. Each Expense Note Seller acknowledges that he has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with such Expense Note Seller’s own legal counsel and investment and tax advisors. Each Expense Note Seller is relying solely on such counsel and advisors and not on any statements or representations of the Buyer or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

(f)       Compliance with Laws. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority, on the part of any Expense Note Seller, is required in connection with the consummation of the transactions contemplated by this Agreement.

5.	Representations and Warranties of the Buyer.

5.1       The Buyer hereby represents and warrants to the Expense Note Sellers on the date hereof and on the Closing Date that:

(a)       Sophisticated Buyer. The Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale by the Expense Note Sellers of the Expense Note.

(b)       Independent Investigation. The Buyer, in making the decision to purchase the Expense Note from the Expense Note Sellers, has not relied upon any oral or written representations or assurances from the Expense Note Sellers or any of its officers, directors, partners or employees or any other representatives or agents of the Expense Note Sellers. The Buyer has had access to all of the filings made by the Company with the SEC pursuant to the Exchange Act and the Securities Act, in each case to the extent available publicly accessible via EDGAR.

(c)       Authority. This Agreement has been validly authorized, executed and delivered by the Buyer and, assuming the due authorization, execution and delivery thereof by the Expense Note Sellers, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

(d)       No Legal Advice from Expense Note Sellers. Buyer acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Buyer’s own legal counsel and investment and tax advisors. Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Expense Note Sellers or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

6.       Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become null and void ab initio and of no force and effect if the Extension Amendment is not approved.

7.       Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or electronic transmission, and any such executed facsimile or electronic copy shall be treated as an original.

8.       Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9.       Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

10.       Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

11.       Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

BUYER

NOTESPAC, LLC

By:	/S/ LAUREN SELIG
Name: Lauren Selig
Its: Managing Member

EXPENSE NOTE SELLERS

/S/ MICHAEL RAPOPORT
Name: Michael Rapoport

/S/ PHILIP WAGENHEIM
Name: Philip Wagenheim

COMPANY

Committed Capital Acquisition Corporation II

By:	/S/ MICHAEL RAPOPORT
Name: Michael Rapoport
Its: Chairman and Chief Executive Officer

EXHIBIT A

PROMISSORY NOTE

[ __________], 2017

For value received, Committed Capital Acquisition Corporation II (“Borrower”) hereby promises to pay to the order of [__________] (“Holder”), located at [__________], the principal sum of $[__________] (the “Principal Amount”) pursuant to this Promissory Note (the “Note”), in connection with that certain Note Purchase Agreement entered into on ____________, 2017 by and between Borrower and the other parties thereto (the “Note Purchase Agreement”).

All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Note Purchase Agreement.

1.	Maturity Date. Principal and accrued interest under this Note shall be repaid in full, in one lump sum, on the date upon which the Company consummates a Business Transaction.

2.	Interest Rate. This Note shall bear interest at the short-term AFR rate pursuant to Section 1274 of the Internal Revenue Code of 1986, as amended.

3.	Payments. Any payment on this Note shall be made by wire transfer of immediately available funds to an account designated by the Holder or by check sent to the Holder’s address set forth in the records of the Borrower or to such other address as the Holder may designate for such purpose from time to time by written notice to the Borrower, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

4.	Events of Default. The following shall constitute Events of Default:

(a)	Failure by Borrower to pay the Principal Amount within five (5) business days following the date when due.

(b)	The insolvency of the Borrower, the commission of any act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, the filing by or against the Borrower of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of Borrowers and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Borrower or the attachment of or execution against any property or assets of the Borrower.

5.	Remedies. Upon the occurrence of an Event of Default specified in Section 4(a), Holder may, by written notice to Borrower, declare this Note due and payable, whereupon the Principal Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding. Upon the occurrence of an Event of Default specified in Section 4(b), the unpaid Principal Amount shall automatically and immediately become due and payable, in all cases without any action on the part of Holder.

6.	Miscellaneous.

(a)	Waiver and Amendment. Any provision of this Note may be amended or modified only by a writing signed by both Borrower and Holder. No waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

(b)	Governing Law; Jurisdiction. This Note will be governed by and construed in accordance with the internal laws of the State of New York, without reference to that body of law relating to conflict of laws or choice of law.

(c)	Severability; Headings. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof. The headings in this Note are for convenience of reference only and will not alter or otherwise affect the meaning of this Note.

(d)	Attorneys’ Fees. Borrower and Holder shall each be responsible for legal fees incurred in connection with the negotiation, execution, and delivery of this Note.

(e)	Assignment. This Note may not be assigned or delegated by Borrower, whether by voluntary assignment or transfer, operation of law, or otherwise, without the prior written consent of Holder.

(f)	Notice. Any notice required or permitted under this Note shall be given in writing and will be deemed effectively given upon personal delivery; upon confirmed transmission by electronic mail or facsimile; or three (3) days following deposit with the United States Post Office, by certified or registered mail, postage prepaid, addressed to the party’s address set forth above or at such other address as such party may specify by written notice given in accordance with this Section.

(g)	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(h)	Trust Waiver. Anything contained herein to the contrary notwithstanding, the Holder hereby agrees that it does not have any Borrower right, title, interest or claim of any kind in or to any monies in the Trust Account of Borrower, established for the benefit of Borrower’s public shareholders (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any amounts due to it under this Note and will not seek recourse against the Trust Account for any reason whatsoever.

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IN WITNESS WHEREOF, Borrower and Holder have executed this Note as of the date first stated above:

BORROWER

Committed Capital Acquisition Corporation II

By:
Name:
Title:

HOLDER

NOTESPAC, LLC

By:
Name: Lauren Selig
Title: Managing Member

[Signature Page to Promissory Note]